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                                                                    Exhibit 23.4

                     THE PROVIDENCE [LOGO] JOURNAL COMPANY
           75 Fountain Street, Providence, RI 02902 - (401) 277-7000

                                  MAY 15, 1996

Belden Associates
Ms. Deanne Termini
President
3102 Oak Lawn Avenue, Suite 500
Dallas, Texas 95219

     Re:  The Providence Journal Company

Dear Ms. Termini:

     As you may know, The Providence Journal Company (the "Company") has filed a Registration Statement on Form S-1 with the Securities and Exchange Comission (the "Registration Statement") to do an initial public offering of its Class A Common Stock. In connection with this processs, we need to obtain your consent to the reference to Belden Associates and the use in the Prospectus which is a part of the Registration Statement of certain market and ratings information published by you.

     As we are on a tight schedule, we would appreciate recieving your signed consent by no later than Wednesday, May 22, 1996. Thank you.

                                   Very truly yours,

                                   THE PROVIDENCE JOURNAL COMPANY


                                   By:    /s/ John L. Hammond
                                       -------------------------------------
                                          John L. Hammond
                                   Title: Vice President-General Counsel and
                                          Chief Administrative Officer

     We hereby consent to the reference to Belden Associates and to that use of information published by us, with respect to the above-referenced Registration Statement and related Prospectus of the Providence Journal Company.

BELDEN ASSOCIATES

By:    /s/Deanne Termini
    --------------------
Title: President

Date:  5-20-96


                         Providence Journal Bulletin
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